EXHIBIT 10.1

AGREEMENT (this “Agreement”) is entered as of January 29, 2010, among United Energy Corp., a Nevada corporation (the “Company”), Ronald Wilen (“Wilen”), Hilltop Holding Company, L.P., a Delaware limited partnership (“Hilltop”), and Martin Rappaport (“Rappaport”, and together with Wilen and Hilltop, the “Holders”).

WHREAS, the Company previously issued to Wilen (a) its 12% Promissory Note, dated as of March 13, 2009, in the original stated principal amount of $50,000.00 (as amended, the “Wilen March Note”), (b) pursuant to the Agreement, dated as of May 13, 2009 (the “May Agreement”), among the Company, Wilen, Rappaport, Jack Silver (“Silver”) and Sherleigh Associates Inc. Profit Sharing Plan, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (as amended, the “Wilen May Note”), and (c) pursuant to the Agreement, dated as of October 13, 2009 (the “October Agreement”), among the Company, Wilen, Rappaport and Silver, its Secured Convertible Promissory Note, dated as of July 29, 2009, in the stated principal amount of $50,000 (the “Wilen July Note”, and collectively, the “Wilen Notes”);

WHEREAS, the Company previously issued to Rappaport (a) its 12% Promissory Note, dated as of March 23, 2009, in the original stated principal amount of $50,000.00 (as amended, the “Rappaport March Note”), (b) pursuant to the May Agreement, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,000 (the “Rappaport May Note”), and (c) pursuant to the October Agreement, its Secured Convertible Promissory Note, dated as of August 13, 2009, in the stated principal amount of $50,000 (the “Rappaport August Note”, and collectively, the “Rappaport Notes”);

WHEREAS, the Company previously issued to Hilltop (a) pursuant to the May Agreement, its Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $101,016.67 (as amended, the “Hilltop May Note”), which note was originally issued erroneously to Silver, and (b) pursuant to the October Agreement, its Secured Convertible Promissory Note, dated as of August 27, 2009, in the stated principal amount of $50,000 (the “Hilltop August Note”, and collectively the “Hilltop Notes”) (the Wilen Notes, the Rappaport Notes and the Hilltop Notes are collectively referred to herein as the “Existing Notes”);

WHEREAS, pursuant to the May Agreement, (a) the Wilen March Note was amended and restated as the Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $51,016.67, and (b) the Rappaport March Note was amended and restated as the Amended and Restated 12% Secured Convertible Promissory Note, dated as of May 13, 2009, in the stated principal amount of $50,850.00;

WHEREAS, pursuant to the Agreement to Amend Promissory Note, dated as of July 13, 2009 (the “July Agreement”), among the Company, Wilen, Rappaport and Silver, the Wilen March Note, the Wilen May Note, the Rappaport March Note, the Rappaport May Note and the Hilltop May Note were amended to extend the maturity date thereof;

WHEREAS, pursuant to the October Agreement, the Wilen March Note, the Wilen May Note, the Rappaport March Note, the Rappaport May Note and the Hilltop May Note were further amended to, inter alia, extend the maturity date thereof to January 29, 2010;

WHEREAS, the Company, Wilen, Hilltop and Rappaport desire to further extend the maturity date of the Existing Notes and amend the Existing Notes, upon the terms and conditions stated in this Agreement;

NOW, THEREFORE, the Company, Wilen, Hilltop and Rappaport hereby agree as follows:

1.            Extension of Maturity Date. Each of the Existing Notes is hereby amended by Extend the maturity date thereof from January 29, 2010 to January 31, 2011.

2.            Amendment to Prepayment Provisions.  Each of the Existing Notes is hereby amended by deleting the following sentence from the first paragraph thereof: “The Debtor may not prepay any portion of this Note without the consent of the Holder”, and insert in lieu thereof the following:

“The Debtor shall have the right to prepay all or any portion of this Note without the consent of the Holder; provided, (a) such prepayment is approved by the majority of the members of the Debtor’s board of directors who are not beneficial owners of any portion the Existing Notes (as such term is defined in that certain agreement, dated as of January 29, 2010, among the Company and certain of the holders of the Debtor’s promissory notes due January 31, 2011); (b) any such prepayment is made on a pro rata basis on the outstanding principal amount of all Existing Notes; (c) the Debtor provides at least ten (10) business days prior written notice of such prepayment, specifying the amount of such prepayment and the date fixed for such prepayment; and (d) upon receipt of such prepayment notice, the Holder may convert, in lieu of such prepayment, at any time prior to the date fixed for such prepayment, all or any part of the principal amount and accrued and unpaid interest designated by the Company for prepayment.

3.            Warrants.  In consideration for the amendments to the Existing Notes, the Company shall issue to each of the Holders, Warrants (the “Warrants”) to purchase the number of shares of Common Stock, $0.01 par value, of the Company set forth next to each Holder’s name on Schedule A attached hereto.  Such Warrants shall be exercisable for a period of five (5) years, at an initial exercise price of $.222 per share, and shall be substantially in the form of the warrants previously issued to the Holders pursuant to the October Agreement.

4.            Effective Date.  This Agreement shall become effective on the date hereof.

5.            Miscellaneous.

a.            Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the parties hereto.

b.            Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

c.            Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereof with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof.

d.            Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

e.            Applicable Law and Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

f.            Counterparts.  This Agreement may be executed by fax transmission and in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

g.            Notice.   For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the Schedule of Purchasers, provided that all notices to the Company shall be directed to the President and to the Chairman of the Company at 600 Meadowlands Parkway, Secaucus, NJ 07094, or to such other address as a party may have furnished to the others in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

[signature page follows]

IN WITNESS WHEREOF, the Company, Wilen, Silver and Rappaport have caused this Agreement to be duly executed as of the date first written above.

UNITED ENERGY CORP.

By:	/s/ Ronald Wilen
Name: Ronald Wilen
Title: President

/s/ Ronald Wilen
Ronald Wilen

HILLTOP HOLDING COMPANY, L.P.

By:	/s/ Jack Silver
Name: Jack Silver
Title: Managing Partner

/s/ Martin Rappaport
Martin Rappaport

SCHEDULE A

Holder’s Name	Number of Warrant Shares

Ronald Wilen	1,808,251

Hilltop Holding Company, L.P	1,802,954

Martin Rappaport	1,803,500